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                                                                    EXHIBIT 12.1


                           BAKER HUGHES INCORPORATED
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                  THREE MONTHS
                                                     YEAR ENDED      ENDED                 YEAR ENDED SEPTEMBER 30,
                                                     December 31,  December 31,
                                                        1998          1997         1997         1996        1995         1994
                                                     ----------    ----------   ----------   ----------   ----------   ----------
Income (loss) from continuing operations
  before income taxes, extraordinary items  and
  accounting changes                                 $   (281.1)   $    179.2   $    364.3   $    415.5   $    308.3   $    294.4

Plus fixed charges                                        212.5          38.0        142.8        126.1        126.6        144.5

                                                     ----------    ----------   ----------   ----------   ----------   ----------
Income (loss) from continuing operations
  before income taxes, extraordinary items and
  accounting changes as adjusted                     $    (68.6)   $    217.2   $    507.1   $    541.6   $    434.9   $    438.9
                                                     ==========    ==========   ==========   ==========   ==========   ==========


Fixed charges:

   Interest expense                                  $    149.0    $     24.5   $     91.4   $     87.9   $     89.1   $    106.4

   Interest portion of rental expense                      63.5          13.5         51.4         38.2         37.5         38.1
                                                     ----------    ----------   ----------   ----------   ----------   ----------

   Total fixed charges                               $    212.5    $     38.0   $    142.8   $    126.1   $    126.6   $    144.5
                                                     ==========    ==========   ==========   ==========   ==========   ==========


RATIO OF EARNINGS TO FIXED CHARGES(1)                        --         5.72x        3.55x        4.30x        3.44x        3.04x
                                                     ==========    ==========   ==========   ==========   ==========   ==========

(1) For the year ended December 31, 1998, earnings were inadequate to cover fixed charges by $493.6 million.


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